Investor Relations Contact: Heather Pribyl 952.540.2095

Buffalo Wild Wings, Inc. Announces
Second Quarter Earnings per Share of $1.27

Minneapolis, Minnesota, July 26, 2016 – Buffalo Wild Wings, Inc. (NASDAQ: BWLD) announced today financial results for the second quarter ended June 26, 2016. Highlights for the second quarter versus the same period a year ago were:

◦	Total revenue increased 15.0% to $490.2 million

◦	Company-owned restaurant sales increased 16.1% to $466.6 million

◦	Same-store sales decreased 2.1% at company-owned restaurants and 2.6% at franchised restaurants

◦	Net earnings increased 10.2% to $23.7 million from $21.5 million, and earnings per diluted share increased 13.1% to $1.27 from $1.12
Sally Smith, President and Chief Executive Officer, commented, “We delivered another solid quarter, with total revenue increasing by 15.0% from new restaurant openings and franchise acquisitions over the last year. We controlled costs and expenses well in a challenging sales environment, and this discipline, along with our revenue growth, helped us to achieve earnings per diluted share of $1.27, a 13.1% increase compared to the prior year. In the second quarter, we opportunistically repurchased $75 million of our common stock, delivering value to our shareholders.”

Ms. Smith concluded, "Buffalo Wild Wings® remains strong and we're continuing to differentiate our brand for the long-term while also implementing near-term traffic driving programs. We launched a 15-minute guarantee for our FastBreak™ lunch program at the beginning of the third quarter and we're pleased with its early results. Also in the third quarter, we will be highlighting our value offering on Wing Tuesdays®. We are looking forward to the return of football and our new fall media campaign. There is no better place than Buffalo Wild Wings to host your fantasy football draft party and catch all the action on the gridiron this year."

Total revenue increased 15.0% to $490.2 million in the second quarter, compared to $426.4 million in the second quarter of 2015. Company-owned restaurant sales for the quarter increased 16.1% over the same period in 2015, to $466.6 million, driven by 89 additional Buffalo Wild Wings restaurants at the end of the second quarter of 2016, partially offset by a same-store sales decrease of 2.1%. Franchise royalties and fees decreased 3.8% to $23.6 million for the quarter, versus $24.5 million in the second quarter of 2015. This decrease is attributed to a same-store sales decrease of 2.6% at franchised Buffalo Wild Wings restaurants in operation at the end of the period, compared to the same period in 2015.

Average weekly sales for company-owned Buffalo Wild Wings restaurants were $59,894 for the second quarter of 2016, compared to $61,960 for the same quarter last year, a 3.3% decrease. Franchised Buffalo Wild Wings restaurants in the United States averaged $62,454 for the period, versus $63,904 in the second quarter a year ago, a 2.3% decrease.

Under the previously announced share repurchase authorization, 548,402 shares were repurchased during the second quarter of 2016 for a total of $75.0 million.

For the second quarter, net earnings increased 10.2% to $23.7 million, versus $21.5 million in the second quarter of 2015. Earnings per diluted share were $1.27, compared to second quarter 2015 earnings per diluted share of $1.12.

For 2016, the company expects the following new unit development:

•	Approximately 40 company-owned Buffalo Wild Wings restaurants

•	30 to 35 franchised Buffalo Wild Wings locations in the United States

•	12 to 15 franchised Buffalo Wild Wing locations internationally

•	6 company-owned and 4 franchised R Taco® restaurants

For 2016, the company expects the following:

•	Deflationary food costs, excluding traditional chicken wings

•	Depreciation and amortization expense of $150 to $155 million

•	Share repurchase activity of approximately $150 million for the year

•	Earnings per diluted share of $5.65 to $5.85

•	Capital expenditures of approximately $170 million

Buffalo Wild Wings will be hosting a conference call today, July 26, 2016 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our investor website IR.BuffaloWildWings.com.

A replay of the call will be available until August 2, 2016. To access this replay, please dial 1-858-384-5517 password 7524224.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings® restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The

Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,190 Buffalo Wild Wings locations around the world.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Forward-looking Statements

Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to our future financial and restaurant performance measures and growth goals, including but not limited to those relating to our third quarter trends and projected unit and net earnings growth rates for 2016, and beyond. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are based upon the current beliefs and expectations of our management. We have attempted to identify forward-looking statements by terminology, including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “scheduled,” or “will” or the negative of these terms or other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly international locations), success of acquired restaurants, success of investments in new or emerging concepts, unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our system standards, the cost of commodities such as traditional chicken wings and supply chain consistency, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 27, 2015, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.
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BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Dollar and share amounts in thousands except per share data)

(unaudited)

	Three months ended		Six months ended
	June 26, 2016	June 28, 2015	June 26, 2016	June 28, 2015
Revenue:
Restaurant sales	$466,583	401,860	950,494	816,832
Franchise royalties and fees	23,595	24,527	47,941	50,141
Total revenue	490,178	426,387	998,435	866,973
Costs and expenses:
Restaurant operating costs:
Cost of sales	138,480	117,843	282,303	243,520
Labor	149,375	129,294	298,504	259,688
Operating	68,180	56,822	137,860	115,373
Occupancy	27,205	22,354	53,928	44,344
Depreciation and amortization	37,953	29,208	75,502	57,277
General and administrative	29,821	33,701	61,486	64,223
Preopening	1,838	3,204	3,701	4,474
Loss on asset disposals	1,874	2,306	3,096	2,911
Total costs and expenses	454,726	394,732	916,380	791,810
Income from operations	35,452	31,655	82,055	75,163
Interest and other expense (income)	1,874	(41)	1,847	34
Earnings before income taxes	33,578	31,696	80,208	75,129
Income tax expense	10,033	10,264	23,985	24,712
Net earnings including noncontrolling interests	23,545	21,432	56,223	50,417
Net loss attributable to noncontrolling interests	(157)	(67)	(252)	(145)
Net earnings attributable to Buffalo Wild Wings	$23,702	21,499	56,475	50,562
Earnings per common share – basic	$1.27	1.13	3.01	2.66
Earnings per common share – diluted	$1.27	1.12	3.00	2.65
Weighted average shares outstanding – basic	18,605	19,003	18,764	18,998
Weighted average shares outstanding – diluted	18,636	19,113	18,797	19,094

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended		Six months ended
	June 26, 2016	June 28, 2015	June 26, 2016	June 28, 2015
Revenue:
Restaurant sales	95.2%	94.2%	95.2%	94.2%
Franchise royalties and fees	4.8	5.8	4.8	5.8
Total revenue	100.0	100.0	100.0	100.0
Costs and expenses:
Restaurant operating costs:
Cost of sales	29.7	29.3	29.7	29.8
Labor	32.0	32.2	31.4	31.8
Operating	14.6	14.1	14.5	14.1
Occupancy	5.8	5.6	5.7	5.4
Depreciation and amortization	7.7	6.9	7.6	6.6
General and administrative	6.1	7.9	6.2	7.4
Preopening	0.4	0.8	0.4	0.5
Loss on asset disposals	0.4	0.5	0.3	0.3
Total costs and expenses	92.8	92.6	91.8	91.3
Income from operations	7.2	7.4	8.2	8.7
Interest and other expense (income)	0.4	(0.0)	0.2	0.0
Earnings before income taxes	6.9	7.4	8.0	8.7
Income tax expense	2.0	2.4	2.4	2.9
Net earnings including noncontrolling interests	4.8	5.0	5.6	5.8
Net loss attributable to noncontrolling interests	(0.0)	(0.0)	(0.0)	(0.0)
Net earnings attributable to Buffalo Wild Wings	4.8%	5.0%	5.7%	5.8%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)
(unaudited)

	June 26, 2016	December 27, 2015
Assets
Current assets:
Cash and cash equivalents	$13,635	11,220
Marketable securities	—	9,043
Accounts receivable, net of allowance of $25	36,958	34,087
Inventory	13,977	15,351
Prepaid expenses	5,831	6,386
Refundable income taxes	5,019	21,591
Restricted assets	22,370	100,073
Total current assets	97,790	197,751

Property and equipment, net	600,365	604,712
Reacquired franchise rights, net	125,138	129,282
Other assets	38,964	26,536
Goodwill	115,825	114,101
Total assets	$978,082	1,072,382

Liabilities and Stockholders’ Equity
Current liabilities:
Unearned franchise fees	$2,262	2,144
Accounts payable	41,356	44,760
Accrued compensation and benefits	43,607	55,578
Accrued expenses	20,476	21,678
Current portion of long-term debt and capital lease obligations	5,826	2,147
Current portion of deferred lease credits	232	59
System-wide payables	70,514	137,257
Total current liabilities	184,273	263,623

Long-term liabilities:
Other liabilities	16,747	16,473
Deferred income taxes	26,124	23,726
Long-term debt and capital lease obligations, net of current portion	93,052	70,954
Deferred lease credits	42,908	41,869
Total liabilities	363,104	416,645

Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized, none issued	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 18,292,937 and 18,917,776, respectively	156,839	160,353
Retained earnings	461,711	499,085
Accumulated other comprehensive loss	(3,713)	(4,094)
Total stockholders’ equity	614,837	655,344
Noncontrolling interests	141	393
Total equity	614,978	655,737
Total liabilities and equity	$978,082	1,072,382

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(unaudited)

	Six months ended
	June 26, 2016	June 28, 2015
Cash flows from operating activities:
Net earnings including noncontrolling interests	$56,223	50,417
Adjustments to reconcile net earnings to net cash provided by operations:
Depreciation and amortization	75,502	57,277
Loss on asset disposals	3,096	2,911
Deferred lease credits	3,380	2,903
Deferred income taxes	2,397	(9,757)
Stock-based compensation	2,108	7,253
Excess tax benefit from stock issuance	(35)	(262)
Change in fair value of contingent consideration	(1,106)	—
Loss on investments in affiliates	1,247	—
Change in operating assets and liabilities, net of effect of acquisitions:
Trading securities	—	(708)
Accounts receivable	802	144
Inventory	1,418	357
Prepaid expenses	567	(12,530)
Other assets	(2,462)	279
Unearned franchise fees	118	196
Accounts payable	(3,520)	236
Income taxes	16,607	7,187
Accrued expenses	(6,943)	(5,033)
Net cash provided by operating activities	149,399	100,870
Cash flows from investing activities:
Acquisition of property and equipment	(70,630)	(67,334)
Acquisition of businesses	(3,862)	(49,036)
Purchase of marketable securities	—	(12,301)
Proceeds from marketable securities	—	14,155
Net cash used in investing activities	(74,492)	(114,516)
Cash flows from financing activities:
Proceeds from line of credit	286,873	—
Repayments of line of credit	(263,343)	—
Borrowings from restricted funds	12,288	—
Repurchases of common stock	(99,981)	—
Other financing activities	(1,065)	—
Issuance of common stock	1,960	1,604
Excess tax benefit from stock issuance	35	262
Tax payments for restricted stock units	(9,172)	(7,627)
Net cash used in financing activities	(72,405)	(5,761)
Effect of exchange rate changes on cash and cash equivalents	(87)	(427)
Net increase (decrease) in cash and cash equivalents	2,415	(19,834)
Cash and cash equivalents at beginning of period	11,220	93,329
Cash and cash equivalents at end of period	$13,635	73,495

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information
Restaurant Count
Company-owned Restaurants (includes Buffalo Wild Wings, R Taco, and Buffalo Wild Wings-owned PizzaRev locations):

	Q1	Q2	Q3	Q4
2016	603	609
2015	501	517	573	596
2014	443	449	463	491
2013	397	407	415	434
2012	327	330	343	381

Franchised Restaurants (includes Buffalo Wild Wings and R Taco locations):

	Q1	Q2	Q3	Q4
2016	587	596
2015	593	593	569	579
2014	569	579	588	591
2013	514	525	534	559
2012	505	505	511	510

Restaurant Count Rollforward:

	Six Months Ended
	June 26, 2016			June 28, 2015
	Corporate	Franchise	Total	Corporate	Franchise	Total
Buffalo Wild Wings
Beginning of period	590	573	1,163	487	584	1,071
Opened	11	18	29	12	22	34
Acquired	1	(1)	—	15	(15)	—
Closed/Relocated	(1)	(1)	(2)	(2)	(4)	(6)
End of period	601	589	1,190	512	587	1,099
R Taco
Beginning of period	4	6	10	2	7	9
Opened	2	1	3	—	—	—
Acquired	—	—	—	1	(1)	—
Closed/Relocated	—	—	—	—	—	—
End of period	6	7	13	3	6	9
PizzaRev
Beginning of period	2	n/a	2	2	n/a	2
Opened	—	n/a	—	—	n/a	—
Acquired	—	n/a	—	—	n/a	—
Closed/Relocated	—	n/a	—	—	n/a	—
End of period	2	n/a	2	2	n/a	2
Consolidated
End of the period	609	596	1,205	517	593	1,110

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Same-Store Sales at Buffalo Wild Wings in United States and Canada
Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2016	(1.7%)	(2.1%)
2015	7.0%	4.2%	3.9%	1.9%	4.2%
2014	6.6%	7.7%	6.0%	5.9%	6.5%
2013	1.4%	3.8%	4.8%	5.2%	3.9%
2012	9.2%	5.3%	6.2%	5.8%	6.6%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2016	(2.4%)	(2.6%)
2015	6.0%	2.5%	1.2%	0.1%	2.5%
2014	5.0%	6.5%	5.7%	5.1%	5.6%
2013	2.2%	4.1%	3.9%	3.1%	3.3%
2012	7.3%	5.5%	5.8%	7.4%	6.5%

Average Weekly Sales Volumes at Buffalo Wild Wings locations in United States and Canada

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2016	$62,829	59,894
2015	64,851	61,960	61,831	61,971	62,529
2014	60,966	59,403	59,643	62,119	60,470
2013	56,953	54,759	55,592	58,204	56,392
2012	55,131	51,524	52,561	55,595	53,783

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2016	$65,636	62,454
2015	67,075	63,904	62,819	64,032	64,474
2014	63,852	61,845	61,586	63,949	62,595
2013	60,050	58,186	58,926	61,167	59,594
2012	57,282	54,766	55,608	58,490	56,570